Exhibit 1.01

Johnson & Johnson
Conflict Minerals Report
For the Calendar Year Ended December 31, 2017

Introduction

Johnson & Johnson is the parent company of various consolidated subsidiaries (together, the “Company”) engaged in the manufacture and sale of a broad range of products in the health care field across three business segments: Consumer, Pharmaceutical and Medical Devices.

Pursuant to the requirements of Rule 13p-1 under the Securities Exchange Act of 1934 and Form SD (together, the “Rule”), this Conflict Minerals Report describes, for the period from January 1, 2017 to December 31, 2017, the measures the Company has taken to conduct due diligence on the source and chain of custody of the conflict minerals contained in, and necessary to the functionality or production of, the products in its supply chain. Under the Rule, “conflict minerals” are defined as columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten, and gold (or “3TG”).

Products and Supply Chain

All product lines manufactured or contracted to be manufactured by the Company throughout its three business segments were assessed to determine whether they potentially contain 3TG. Through the screening process, product teams determined, to the best of their knowledge, that the following product lines (the “in-scope products”) contain 3TG or have a high likelihood of containing 3TG: (i) in the Company’s Pharmaceutical and Consumer segments, a small number of products that contain electronic components, including pharmaceutical diagnostics products and consumer plug-in and/or battery-operated devices; and (ii) in the Medical Devices segment, many categories of medical devices due to the presence of metal alloys and electronic components, including, but not limited to:

•	orthopaedic, trauma and spine products;

•	surgery and energy products;

•	products to treat cardiovascular disease, including electrophysiology products;

•	vision surgical products;

•	blood glucose monitoring and insulin delivery products; and

•	sterilization and disinfection products to reduce surgical infection.

The broad and complex range of in-scope products may contain necessary conflict minerals within the following components:

•	Tantalum, used in capacitors and certain alloys;

•	Tin, used in soldered components;

•	Tungsten, used in coatings and certain alloys; and

•	Gold, used in circuit boards and electronic components.

The Company’s supply chains are complex and fragmented. As a “downstream” company, the Company is many tiers removed in the minerals supply chain from smelters or refiners (“SORs”) that process the metals found in its final products, and there are many intervening third parties between the original sources of conflict minerals and the Company. The Company, therefore, must rely on its immediate suppliers, with which it has business relationships, to provide information regarding the sourcing of 3TG in the in-scope products. The Company’s immediate suppliers, in turn, typically are also downstream in the minerals supply chain and have similar challenges in achieving supply chain transparency.

In addition, because the Company manufactures and sells highly-regulated health care products, its existing suppliers have gone through lengthy, rigorous, and multi-level regulatory and quality assessments and approvals. Therefore, it can be very difficult to switch to another supplier if an existing supplier who meets our criteria is not responsive to the Company’s conflict minerals program.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the 3TG in materials, components and finished goods supplied to the Company, including the following steps:

•
With the assistance of a third-party vendor (the “Vendor”) with expertise in supply chain due diligence, the Company engaged its 402 immediate, potential in-scope 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products. These suppliers were asked to complete and submit the Conflict Minerals Reporting Template v.5.0 or higher (“CMRT”). The CMRT is a standardized reporting survey form developed by the Conflict-Free Sourcing Initiative, now the Responsible Minerals Initiative (“RMI”) that requests, among other things, information regarding country of origin of 3TG supplied to the Company and the SORs in the 3TG supply chain.

•
The Vendor followed up with all unresponsive suppliers via both automated emails and one-on-one emails, including offering assistance and further information about the requirements of the Rule and the Company’s expectations. If after these outreach efforts a supplier still did not respond to the survey, the relevant Company supplier relationship manager (“SRM”) was asked to directly contact the supplier to request a response.

•	The Vendor identified and followed up on incomplete or contradictory answers in each CMRT form submitted.

•
Suppliers that responded that the materials or goods they supplied to the Company did not contain 3TG were removed from the scope of the survey only after verification of this information from Company SRMs and product stewards.

•	The Company’s conflict minerals team focused additional engagement efforts on potential 3TG suppliers deemed higher-priority based on spend volume.

•	The Company received responses from approximately 70% of all final in-scope suppliers, not including suppliers who responded but did not report for the full 2017 calendar year.

•
The Vendor verified whether the metals processors identified by suppliers in their survey responses are actual SORs or recyclers of 3TG by comparing the alleged SOR names to RMI’s Standard Smelter List, resulting in a list of 320 SORs verified to exist.

•
The Vendor researched and reviewed mine information for the verified SORs to determine, to the best of its knowledge, the country of origin of the minerals processed by those SORs. This information was also compared to the country of origin data available to the Company as a member of RMI.

On the basis of its RCOI, the Company has reason to believe that at least some of the 3TG contained in the in-scope products originated in the Democratic Republic of Congo (DRC) or an adjoining country (together, the “covered countries”), and not from recycled or scrap sources. Accordingly, the Company conducted due diligence on the source and chain of custody of these conflict minerals.

Due Diligence

The Company’s due diligence measures, described below, were designed to conform, in all material respects, with the internationally recognized due diligence framework set forth in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplements on 3T and gold. These measures took into account the OECD’s recommendations for companies in the downstream segments of the supply chain, which typically are several tiers removed from, and have no direct relationships with, SORs.

1.    Company Management Systems

The Company has implemented a conflict minerals compliance program (the “Program”) with the following components:

Policy Statement

•
In January 2018, the Company updated its Statement on Conflict Minerals, which can be found on the Johnson & Johnson website at: https://www.jnj.com/about-jnj/company-statements/statement-on-conflict-minerals, and which sets forth the expectation that the Company’s suppliers source materials from suppliers that also source responsibly, including from conformant mines in the covered countries.

Internal Team

•
In 2013, the Company established a centralized, cross-functional conflict minerals governance team (the “Core Team”) to oversee the implementation of the Program. The Core Team includes representation from the following functions: Procurement; Legal; Finance; Environment, Health, Safety & Sustainability (EHS&S) Product Stewardship and Internal Audit. The Core Team reports to senior management on Program developments and progress.

•	Members of the Core Team participate in industry groups, forums, and conferences focused on compliance with the Rule and responsible sourcing of conflict minerals.

Control Systems and Supply Chain Transparency

•
The Company has engaged the Vendor to facilitate supplier engagement and assist the Company in collecting, analyzing, verifying, and storing supplier-provided data and performing due diligence for the Program.

•
To further strengthen the Program and supply chain due diligence, , the Company continues to be a member of RMI, a cross-industry organization that provides resources, tools and information to help companies source conformant minerals, including a list of confirmed SORs and RMI’s Responsible Minerals Assurance Process (the “RMAP”), which validates SORs as conformant based on independent third-party audits.

•
Based on learnings from the prior years’ conflict minerals campaigns, members of the Core Team monitored and provided input to the Vendor’s activities and analyses related to the 2017 CMRT survey process.

•
The Core Team and the Vendor maintain electronic records of product and supply chain information collected through their due diligence activities carried out under the Program. Documentation related to the annual supplier surveys is retained for at least five years.

Supplier Engagement

•
In support of its Statement on Conflict Minerals, the Company has incorporated conflict mineral provisions into the standard terms of its Supply Chain master supply agreement template. Because most supply contracts have multi-year terms, it will take a number of years to integrate these provisions into supplier contracts as new supplier relationships are formed and existing suppliers renew their contracts.

•
The Company has also revised and communicated its Responsibility Standards for Suppliers (https://www.jnj.com/partners/responsibility-standards-for-suppliers) which requires all suppliers to be compliant with the requirements in the Johnson & Johnson’s Statement on Conflict Minerals.

•
To promote more timely and accurate responses from suppliers, members of the Core Team created an internal training program that requires all internal SRMs who have direct relationships with the Company’s immediate, potential 3TG suppliers to participate in a training module to educate them on conflict minerals, the conflict minerals reporting requirements, and the Program.

•
To ensure suppliers understand its expectations, the Company has, through the Vendor, provided video and written training on conflict minerals and the CMRT. This training includes instructions on completing the form, and one-on-one email and phone discussions with supplier personnel, as needed.

Grievance Mechanism

•
The Company has a dedicated conflict minerals electronic mailbox used for communications with suppliers. In addition, the Company has a hotline (www.CredoHotline.com) that provides a mechanism for anyone to anonymously report conduct they know or believe is in violation of Company guidelines or policies, including any concerns related to the conflict minerals supply chain.

2.    Risk Identification and Assessment

Although the Company requested information at a product level, a substantial majority of all supplier survey responses consisted of information at a company level-i.e., the supplier provided information about SORs in its supply chain generally, not just for the products or components supplied to the Company. Information in those surveys, therefore, may not be relevant to any of the Company’s products and may identify SORs that are not actually in the Company’s supply chain. The number of product-level supplier survey responses increased slightly over the previous year. Although the information provided in these product-level responses may be incomplete and has not been confirmed, the Company believes that there is a greater likelihood that the SORs listed in these responses are in the Company’s supply chain, compared to the SORs listed in company-level survey responses.

The Vendor attempted to match each verified SOR from the supplier survey responses to lists of conformant SORs (i.e., SORs validated or certified as conformant under internationally-recognized programs such as the RMAP, the London Bullion Market Association Good Delivery program (“LBMA”) and the Responsible Jewellery Council Chain-of-Custody Certification program (“RJC”)). SORs classified as actively pursuing conformance under the RMAP also were identified. For the 2017 reporting year, 20 SORs listed in suppliers’ survey responses were confirmed to source from covered countries, and all 20 of these SORS were validated as conformant.

To further assess the potential risk that 3TG in its supply chain could be associated with armed conflict, the Company focused on the verified SORs that are not conformant or actively seeking conformant status, and (a) are confirmed to source from countries with a high risk of supporting armed conflict, including the covered countries, or (b) whose country of origin sourcing is unknown. Such SORs are considered to be higher risk.

The Vendor also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities sourcing practices on behalf of its compliance partners. The Company was a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance.

3.     Risk Response Strategy

Through its membership in RMI, the Company helps to encourage and support independent third-party audits of SORs’ supply chain due diligence practices. For any SOR that has not been validated through such an audit and which the Company determines to be of particular high risk-for example, because of reliable evidence of sourcing from covered countries-the Company (a) seeks to confirm from its relevant immediate suppliers whether 3TG processed by the SOR is in fact in its supply chain, and (b) places additional emphasis on advocating for the SOR to participate in a conformance assessment program such as the RMAP.

If the sourcing due diligence practices of a non-validated, high-risk SOR confirmed to be in the Company’s supply chain do not improve, the Company will work to develop corrective action, which may include encouraging its immediate suppliers to transition sourcing away from that SOR.

4.     Audit of Due Diligence Practices of SORs

The Company supports internationally-recognized assessment programs, such as the RMAP, that facilitate and confirm independent third-party audits of SORs’ supply chain due diligence practices.

5.     Annual Reporting on Supply Chain Due Diligence

The Company reports annually on its supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.

Determinations

Based on the above-described due diligence efforts, the Company does not have conclusive information regarding the country of origin of, or facilities used to process, the necessary conflict minerals in its products for the 2017 reporting period.

Set forth in Annex A is a list of (a) SORs reported in product-level supplier survey responses which, although not confirmed, are believed to have a greater likelihood of being in the Company’s supply chain, and (b) SORs reported in company-level supplier survey responses for which there is reliable data regarding country of origin sourcing or conformant (or actively seeking conformant) status, based on RMI data as of April 5, 2018. The Company is unable to determine whether any of the facilities listed in Annex A in fact processed conflict minerals in its products.

Based on RMI’s country of origin data as of April 5, 2018, which is organized by risk-based categories, Annex B provides an aggregated list of the countries of origin, to the extent known, from which the SORs listed in Annex A are believed to have sourced conflict minerals, in addition to recycled and scrap sources.

The Company’s efforts to determine the mine or location of origin of the necessary conflict minerals in its products with the greatest possible specificity consisted of the implementation of the Program and due diligence measures described above in this Conflict Minerals Report.

Risk Mitigation Steps

The Company believes that it will take time for the various supply chain and industry participants to institute programs and agreed processes to gather verifiable information on conflict minerals sourcing and chain of custody. Accordingly, the Company’s due diligence is an iterative process and progress is expected to be incremental over time. To work toward this progress:

•
Seek to Improve Supplier Engagement. With the goal of increasing the response rate and quality of survey responses, including increasing the number of product-level survey responses, the Company plans to continue to reach out to suppliers, support education and training for suppliers, and integrate expectations regarding the Program into new supplier contracts and those coming up for renewal.

•
Continue to Enhance and Refine Due Diligence Processes. Based on learnings from the 2017 supplier survey process, the Core Team plans to continue to work internally and with the Vendor to enhance its supplier survey and due diligence processes.

•
Support Efforts to Encourage SOR Participation in RMAP. The Company expects to continue to participate as a member of RMI to support programs, such as the RMAP, that facilitate and validate independent third-party audits of SORs’ supply chain due diligence practices.

ANNEX A

The following is a list of (a) SORs reported in product-level supplier surveys, and (b) SORs reported in company-level supplier surveys for which country of origin sourcing is known or which have conformed (or actively seeking conformance) status, based on RMI data as of April 5, 2018. SORs that have been validated by RMI to have conformant sourcing, are in the process of being validated or are certified by LBMA and/or RJC, are indicated by asterisk. The Company is unable to determine whether any of the facilities listed below in fact processed conflict minerals in its products.

Metal	SOR Name	Smelter Facility
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company*	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Al Etihad Gold LLC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	AU Traders and Refiners	TURKEY
Gold	Aurubis AG*	SOUTH AFRICA
Gold	Bangalore Refinery*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	INDIA
Gold	Boliden AB*	PHILIPPINES
Gold	C. Hafner GmbH + Co. KG*	SWEDEN
Gold	CCR Refinery - Glencore Canada Corporation*	GERMANY
Gold	Cendres + Métaux S.A.	MEXICO
Gold	Chimet S.p.A.*	CANADA
Gold	Daejin Indus Co., Ltd.*	SWITZERLAND
Gold	DODUCO Contacts and Refining GmbH*	ITALY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)*	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	CHINA
Gold	Emirates Gold DMCC	GERMANY
Gold	Geib Refining Corporation*	GERMANY
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	JAPAN
Gold	HeeSung*	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH*	JAPAN
Gold	Heraeus Metals Hong Kong Ltd.	UNITED STATES
Gold	Heraeus Precious Metals GmbH & Co. KG*	UNITED ARAB EMIRATES
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	ZIMBABWE
Gold	Ishifuku Metal Industry Co., Ltd.	INDIA
Gold	Istanbul Gold Refinery*	UNITED STATES

Gold	Italpreziosi*	CHINA
Gold	Japan Mint	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CHINA
Gold	JSC Uralelectromed	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Kazzinc*	GERMANY
Gold	Kennecott Utah Copper LLC*	CHINA
Gold	KGHM Polska Miedz Spolka Akcyjna*	GERMANY
Gold	Kojima Chemicals Co., Ltd.	CHINA
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC*	CHINA
Gold	L'Orfebre S.A.*	JAPAN
Gold	LS-NIKKO Copper Inc.*	TURKEY
Gold	Marsam Metals*	ITALY
Gold	Materion*	JAPAN
Gold	Matsuda Sangyo Co., Ltd.*	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.*	RUSSIAN FEDERATION
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	RUSSIAN FEDERATION
Gold	Metalor Technologies (Suzhou) Ltd.*	JAPAN
Gold	Metalor Technologies S.A.	UNITED ARAB EMIRATES
Gold	Metalor USA Refining Corporation	KAZAKHSTAN
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	KAZAKHSTAN
Gold	Mitsubishi Materials Corporation*	UNITED STATES
Gold	Mitsui Mining and Smelting Co., Ltd.*	POLAND
Gold	MMTC-PAMP India Pvt., Ltd.*	JAPAN
Gold	Modeltech Sdn Bhd*	KOREA, REPUBLIC OF
Gold	Moscow Special Alloys Processing Plant*	KYRGYZSTAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	RUSSIAN FEDERATION
Gold	Nihon Material Co., Ltd.	SAUDI ARABIA
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CHINA
Gold	Ohura Precious Metal Industry Co., Ltd.	CHINA
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	ANDORRA
Gold	OJSC Novosibirsk Refinery*	KOREA, REPUBLIC OF
Gold	PAMP S.A.	CHINA
Gold	Planta Recuperadora de Metales SpA*	BRAZIL
Gold	Prioksky Plant of Non-Ferrous Metals*	UNITED STATES
Gold	PT Aneka Tambang (Persero) Tbk*	JAPAN
Gold	PX Précinox S.A.*	CHINA
Gold	Rand Refinery (Pty) Ltd.*	SINGAPORE
Gold	Remondis Argentia B.V.*	CHINA
Gold	Republic Metals Corporation*	SWITZERLAND
Gold	Royal Canadian Mint*	UNITED STATES
Gold	SAAMP*	MEXICO
Gold	Safimet S.p.A*	JAPAN
Gold	SAFINA A.S.*	JAPAN

Gold	Samduck Precious Metals*	INDIA
Gold	SAXONIA Edelmetalle GmbH*	MALAYSIA
Gold	Schone Edelmetaal B.V.	NEW ZEALAND
Gold	SEMPSA Joyería Platería S.A.	AUSTRALIA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	RUSSIAN FEDERATION
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	TURKEY
Gold	Singway Technology Co., Ltd.	UZBEKISTAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	JAPAN
Gold	Solar Applied Materials Technology Corp.*	AUSTRIA
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	SungEel HiTech*	RUSSIAN FEDERATION
Gold	T.C.A S.p.A*	RUSSIAN FEDERATION
Gold	Tanaka Kikinzoku Kogyo K.K.*	SWITZERLAND
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	UNITED STATES
Gold	Tokuriki Honten Co., Ltd.	CHINA
Gold	Torecom*	CHILE
Gold	Umicore Brasil Ltda.*	RUSSIAN FEDERATION
Gold	Umicore Precious Metals Thailand*	INDONESIA
Gold	Umicore S.A. Business Unit Precious Metals Refining*	SWITZERLAND
Gold	United Precious Metal Refining, Inc.*	SOUTH AFRICA
Gold	Valcambi S.A.	CHINA
Gold	Western Australian Mint trading as The Perth Mint*	NETHERLANDS
Gold	WIELAND Edelmetalle GmbH*	UNITED STATES
Gold	Yamamoto Precious Metal Co., Ltd.*	CANADA
Gold	Yokohama Metal Co., Ltd.*	FRANCE
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	UNITED STATES
Gold	Asaka Riken Co., Ltd.*	Italy
Gold	Changsha South Tantalum Niobium Co., Ltd.*	CZECH REPUBLIC
Gold	D Block Metals, LLC	INDIA
Gold	Exotech Inc.*	KOREA, REPUBLIC OF
Gold	F&X Electro-Materials Ltd.	KOREA, REPUBLIC OF
Gold	FIR Metals & Resource Ltd.*	GERMANY
Gold	Global Advanced Metals Aizu*	NETHERLANDS
Gold	Global Advanced Metals Boyertown*	SPAIN
Gold	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Gold	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Gold	H.C. Starck Co., Ltd.*	CHINA
Gold	H.C. Starck Hermsdorf GmbH*	TAIWAN
Gold	H.C. Starck Inc.*	RUSSIAN FEDERATION
Gold	H.C. Starck Ltd.*	TAIWAN
Gold	H.C. Starck Smelting GmbH & Co. KG	LITHUANIA
Gold	H.C. Starck Tantalum and Niobium GmbH	SUDAN
Gold	Hengyang King Xing Lifeng New Materials Co., Ltd.*	JAPAN
Gold	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Jiangxi Tuohong New Raw Material*	ITALY
Gold	Jiujiang Janny New Material Co., Ltd.*	JAPAN

Gold	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Gold	Jiujiang Tanbre Co., Ltd.*	JAPAN
Gold	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Gold	KEMET Blue Metals	BELGIUM
Gold	KEMET Blue Powder	KAZAKHSTAN
Gold	King-Tan Tantalum Industry Ltd.*	KOREA, REPUBLIC OF
Gold	LSM Brasil S.A.*	BRAZIL
Gold	Metallurgical Products India Pvt., Ltd.*	THAILAND
Gold	Mineracao Taboca S.A.*	BELGIUM
Gold	Mitsui Mining and Smelting Co., Ltd.*	UNITED STATES
Gold	Ningxia Orient Tantalum Industry Co., Ltd.	ZAMBIA
Gold	NPM Silmet AS*	SWITZERLAND
Gold	Power Resources Ltd.*	AUSTRALIA
Gold	QuantumClean*	GERMANY
Gold	Resind Industria e Comercio Ltda.*	JAPAN
Gold	RFH Tantalum Smeltry Co., Ltd.*	JAPAN
Gold	Solikamsk Magnesium Works OAO	CHINA
Gold	Taki Chemicals*	CHINA
Gold	DS PRETECH Co., Ltd.*	KOREA, REPUBLIC OF
Gold	NH Recytech Company*	KOREA, REPUBLIC OF
Tantalum	Telex Metals*	JAPAN
Tantalum	Ulba Metallurgical Plant JSC*	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	UNITED STATES
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Alpha*	UNITED STATES
Tantalum	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tantalum	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
Tantalum	China Tin Group Co., Ltd.*	JAPAN
Tantalum	CV Ayi Jaya*	UNITED STATES
Tantalum	CV Dua Sekawan*	CHINA
Tantalum	CV Gita Pesona*	CHINA
Tantalum	CV Tiga Sekawan*	THAILAND
Tantalum	CV United Smelting*	GERMANY
Tantalum	CV Venus Inti Perkasa*	UNITED STATES
Tantalum	Dowa*	JAPAN
Tantalum	EM Vinto*	GERMANY
Tantalum	Fenix Metals*	GERMANY
Tantalum	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tantalum	Gejiu Jinye Mineral Company*	CHINA
Tantalum	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tantalum	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tantalum	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tantalum	Guangdong Hanhe Non-ferrous Metal Limited Company*	CHINA
Tantalum	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tantalum	HuiChang Hill Tin Industry Co., Ltd.*	MEXICO
Tantalum	Huichang Jinshunda Tin Co., Ltd.*	UNITED STATES

Tantalum	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tantalum	Jiangxi New Nanshan Technology Ltd.*	BRAZIL
Tantalum	Magnu's Minerais Metais e Ligas Ltda.*	INDIA
Tantalum	Malaysia Smelting Corporation (MSC)*	BRAZIL
Tantalum	Melt Metais e Ligas S.A.*	JAPAN
Tantalum	Metallic Resources, Inc.*	CHINA
Tantalum	Metallo Belgium N.V.*	ESTONIA
Tantalum	Metallo Spain S.L.U.*	MACEDONIA
Tantalum	Mineracao Taboca S.A.*	UNITED STATES
Tantalum	Minsur*	BRAZIL
Tantalum	Mitsubishi Materials Corporation*	CHINA
Tantalum	Modeltech Sdn Bhd*	RUSSIAN FEDERATION
Tantalum	O.M. Manufacturing (Thailand) Co., Ltd.*	JAPAN
Tantalum	O.M. Manufacturing Philippines, Inc.*	UNITED STATES
Tantalum	Operaciones Metalurgical S.A.*	KAZAKHSTAN
Tantalum	PT Aries Kencana Sejahtera*	CHINA
Tantalum	PT Artha Cipta Langgeng*	CHINA
Tin	PT ATD Makmur Mandiri Jaya*	UNITED STATES
Tin	PT Babel Inti Perkasa	VIET NAM
Tin	PT Bangka Prima Tin*	CHINA
Tin	PT Bangka Serumpun*	CHINA
Tin	PT Bangka Tin Industry*	CHINA
Tin	PT Belitung Industri Sejahtera	CHINA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Lautan Harmonis Sejahtera*	JAPAN
Tin	PT Menara Cipta Mulia	VIET NAM
Tin	PT Mitra Stania Prima*	BOLIVIA
Tin	PT O.M. Indonesia	BRAZIL
Tin	PT Panca Mega Persada*	POLAND
Tin	PT Premium Tin Indonesia*	CHINA
Tin	PT Prima Timah Utama*	CHINA
Tin	PT Refined Bangka Tin*	CHINA
Tin	PT Sariwiguna Binasentosa*	CHINA
Tin	PT Stanindo Inti Perkasa*	CHINA
Tin	PT Sukses Inti Makmur	CHINA
Tin	PT Sumber Jaya Indah*	CHINA
Tin	PT Timah (Persero) Tbk Kundur*	CHINA
Tin	PT Timah (Persero) Tbk Mentok*	CHINA
Tin	PT Tinindo Inter Nusa*	CHINA
Tin	PT Tommy Utama*	CHINA
Tin	Resind Industria e Comercio Ltda.*	CHINA

Tin	Rui Da Hung*	BRAZIL
Tin	Soft Metais Ltda.*	MALAYSIA
Tin	Thaisarco*	BRAZIL
Tin	White Solder Metalurgia e Mineração Ltda.*	UNITED STATES
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	BELGIUM
Tin	Yunnan Tin Company Limited*	SPAIN
Tin	A.L.M.T. TUNGSTEN Corp.*	BRAZIL
Tin	ACL Metais Eireli*	PERU
Tin	Asia Tungsten Products Vietnam Ltd.*	JAPAN
Tin	Chenzhou Diamond Tungsten Products Co., Ltd.*	MALAYSIA
Tin	Chongyi Zhangyuan Tungsten Co., Ltd.	VIET NAM
Tin	Fujian Jinxin Tungsten Co., Ltd.*	THAILAND
Tin	Ganzhou Haichuang Tungsten Co., Ltd.*	PHILIPPINES
Tin	Ganzhou Huaxing Tungsten Products Co., Ltd.*	BOLIVIA
Tin	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	MYANMAR
Tin	Ganzhou Seadragon W & Mo Co., Ltd.*	INDONESIA
Tin	Global Tungsten & Powders Corp.*	INDONESIA
Tin	Guangdong Xianglu Tungsten Co., Ltd.*	INDONESIA
Tin	H.C. Starck Smelting GmbH & Co.KG*	INDONESIA
Tin	H.C. Starck Tungsten GmbH*	INDONESIA
Tin	Hunan Chenzhou Mining Co., Ltd.*	INDONESIA
Tin	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	INDONESIA
Tin	Hunan Chunchang Nonferrous Metals Co., Ltd.*	INDONESIA
Tin	Hunan Litian Tungsten Industry Co., Ltd.*	INDONESIA
Tin	Hydrometallurg, JSC*	INDONESIA
Tin	Japan New Metals Co., Ltd.*	INDONESIA
Tin	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	INDONESIA
Tin	Jiangxi Gan Bei Tungsten Co., Ltd.*	INDONESIA
Tin	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	INDONESIA
Tin	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	INDONESIA
Tin	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	INDONESIA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.*	INDONESIA
Tin	Kennametal Fallon*	INDONESIA
Tin	Kennametal Huntsville*	INDONESIA
Tin	Malipo Haiyu Tungsten Co., Ltd.*	INDONESIA
Tin	Moliren Ltd*	INDONESIA
Tin	Niagara Refining LLC*	INDONESIA
Tin	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	INDONESIA
Tin	Philippine Chuangxin Industrial Co., Inc.*	INDONESIA
Tin	South-East Nonferrous Metal Company Limited of Hengyang City*	INDONESIA
Tin	Tejing (Vietnam) Tungsten Co., Ltd.*	INDONESIA
Tin	Unecha Refractory metals plant*	INDONESIA
Tin	Vietnam Youngsun Tungsten Industry Co., Ltd.*	INDONESIA
Tin	Wolfram Bergbau und Hütten AG*	INDONESIA
Tin	Woltech Korea Co., Ltd.*	INDONESIA

Tin	Xiamen Tungsten (H.C.) Co., Ltd.*	BRAZIL
Tin	Xiamen Tungsten Co., Ltd.*	TAIWAN
Tin	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	BRAZIL
Tin	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Brazil
Tin	Thaisarco*	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.*	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA

ANNEX B

Countries of Origin

Below is an aggregated list of countries of origin, to the extent known, from which the SORs listed in Annex A are believed to have sourced conflict minerals, based on data available from RMI as of March 16, 2018.

Argentina	Laos
Australia	Madagascar
Austria	Malaysia
Benin	Mali
Bolivia	Mexico
Brazil	Mongolia
Burkina Faso	Mozambique
Burundi	Myanmar
Cambodia	Namibia
Canada	Nicaragua
Chile	Nigeria
China	Panama
Colombia	Peru
Democratic Republic of Congo	Portugal
Ecuador	Russia Federation
Eritrea	Rwanda
Ethiopia	Senegal
France	Sierra Leone
Germany	South Africa
Ghana	Spain
Guatemala	Thailand
Guinea	Togo
Guyana	Uganda
Honduras	United Kingdom
India	United States of America
Indonesia	Uzbekistan
Japan	Viet Nam
Kazakhstan	Zimbabwe